Exhibit 10.1

[name]
[address]

January     , 2013

Re:          Retention Award

Dear [                  ]:

As you know, EnergySolutions, Inc. (the “Company”) has entered into an Agreement and Plan of Merger with Rockwell Holdco, Inc. and Rockwell Acquisition Corp., dated as of January 7, 2013 (the “Merger Agreement”).  EnergySolutions is currently in a “go-shop” period in which we are actively soliciting other offers to enter into a transaction. The Company desires to retain your services through the date on which the transactions contemplated by the Merger Agreement, or transactions arising from the “go-shop” period, are consummated (such date, “the Closing Date”).

As such, in consideration of your continued employment with the Company through the Closing Date, pursuant to the terms of this agreement (the “Agreement”) you shall be paid a lump sum cash payment of $[            ], less applicable tax withholdings (the “Retention Award”) on the Closing Date, if and only if the following conditions (the “Conditions”) are satisfied: (i) you are still employed by the Company on the Closing Date; (ii) the price per share received by shareholders in the transaction is $3.75 or greater; and (iii) the Closing Date is no later than December 31, 2013. Condition (i) shall be deemed satisfied if you have been terminated without Cause (as defined in your Severance Agreement) as of or prior to the Closing Date.

For the avoidance of doubt, if any of the conditions do not occur, this Agreement shall be of no force or effect and you shall have no right to receive the Retention Award.  The Retention Award is intended to be in addition to, and shall not be offset by, any incentive, severance or other amounts otherwise payable to you.  Neither the entering into of this Agreement, nor any modification thereof, nor the payment of any amount hereunder, shall be construed as giving the you the right to be retained in the service of the Company.  The Agreement shall be construed and enforced according to the laws of the State of Utah, without regard to its conflict of law rules.

We look forward to your continued strong efforts during this important time of transition for the Company.

Sincerely,

ACKNOWLEDGMENT AND ACCEPTANCE:

Signature:	Date: